                                              Registration No. 333-_____________

     As filed with the Securities and Exchange Commission on June 27, 1997

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                            _______________________

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                            _______________________

                            THE METZLER GROUP, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                                     36-4094854
(State or other Jurisdiction                        (I.R.S. Employer
of incorporation or organization)                   Identification Number)

520 Lake Cook Road, Suite 500                          (847) 945-0001
Deerfield Illinois 60015                            (Telephone number, including
(Address, including Zip Code, of                    area code, of registrant's
registrant's principal executive offices)           principal executive offices)


              THE METZLER GROUP, INC. EMPLOYEE STOCK PURCHASE PLAN

                          Robert P. Maher
                          Chief Executive Officer
                          The Metzler Group, Inc.
                          520 Lake Cook Road, Suite 500
                          Deerfield, Illinois 60015
                          (847) 945-0001

(Name, address, including zip code and telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

=====================================================================================================================
 Title of each class                              Proposed maximum        Proposed maximum
 of securities to be        Amount to be         offering price per      aggregate offering          Amount of
     registered*            registered**              share***                price***          registration fee***
---------------------------------------------------------------------------------------------------------------------
 Common Stock, par
 value $.01 per share          300,000                $28.3125               $8,493,750                $2,574
=====================================================================================================================

* In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests pursuant to the employee benefit plan described herein.

** This Registration Statement includes any additional shares of the registrant's Common Stock that may be issued pursuant to antidilution provisions contained in the plan.

*** Pursuant to Rule 457(h), the registration fee was computed on the basis of the average of the high and low prices of the registrant's Common Stock on the Nasdaq National Market on June 20, 1997.

================================================================================

                                    PART II

                          INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT


     Item 3. Incorporation of Documents by Reference.

     The following documents, which have heretofore been filed by The Metzler Group, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission"), are incorporated by reference in this Registration Statement, except to the extent that any statement or information therein is modified, superseded or replaced by a statement or information contained in any other subsequently filed document incorporated herein by reference:

     (a) the Company's Annual Report on Form 10-K for the year ended December 31, 1996;

     (b) the Company's Quarterly Report on Form 10-Q for the period ended March 31, 1997; and

     (c) the description of the Company's Common Stock, $0.01 par value per share, contained in the Company's Registration Statement on Form 8-A, dated September 16, 1996, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

     Item 4.  Description of Securities.

     Not applicable.

     Item 5.  Interests of Named Experts and Counsel.

     Not applicable.

     Item 6.  Indemnification of Directors and Officers.

     As permitted by the Delaware General Corporation Law, the Company's Certificate of Incorporation provides that directors of the Company shall not be personally liable for monetary damages to the Company for certain breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to the Company or its stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions, or derived an improper personal benefit from their action as directors. This provision would have no effect on the availability of equitable remedies or nonmonetary relief, such as an injunction or rescission for breach of the duty of care. In addition, the provision applies only to claims against a director arising out of his or her role as a director and not in any other capacity (such as an officer or employee of the Company). Further, liability of a director for violations of the federal securities laws will not be limited by this provision. Directors will, however, no longer be liable for monetary damages arising from decisions involving violations of the duty of care which could be deemed grossly negligent.

     The Certificate of Incorporation provides that directors and officers of the Company shall be indemnified by the Company to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended, against all expenses and liabilities reasonably incurred in connection with service for or on behalf of the Company. The Certificate of Incorporation also authorizes the Company to enter into one or more agreements with any person that provide for indemnification greater or different from that provided in the Certificate of Incorporation. The Company has entered into indemnification agreements with all current members of the Board of Directors and executive officers. The Company believes that these provisions and agreements are desirable to attract and retain qualified directors and officers.

     Item 7. Exemption From Registration Claimed.

     Not applicable.

     Item 8. Exhibits.

     See Exhibit Index which is incorporated herein by reference.

     Item 9. Undertakings.

(a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
          Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to officers, directors, and controlling persons of the registrant pursuant to the registrant's certificate of incorporation or by-laws, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Deerfield, State of Illinois, on the 27th day of June, 1997.

                                        The Metzler Group, Inc.


                                        By:  /s/ Robert P. Maher
                                           -------------------------------
                                                 Robert P. Maher
                                                 Chief Executive Officer

                               POWER OF ATTORNEY
                               -----------------

     The undersigned hereby appoint Robert P. Maher as my attorney-in-fact to execute and file in my name and on my behalf, in all capacities as an officer or director of The Metzler Group, Inc., Registration Statements on Form S-8 and all amendments thereto (including post-effective amendments) to be filed with the Securities and Exchange Commission, relating to the issuance, through The Metzler Group, Inc. Employee Stock Purchase Plan, of common stock of The Metzler Group, Inc., par value $0.01 per share.

     IN WITNESS WHEREOF, the undersigned has executed this power of attorney on the 27th day of June, 1997.


/s/ Peter B. Pond                           /s/ James T. Ruprecht
-----------------------------               -----------------------------------
       Peter B. Pond                                 James T. Ruprecht

/s/ Gerald R. Lanz                          /s/ Mitchell H. Saranow
-----------------------------               -----------------------------------
      Gerald R. Lanz                                Mitchell H. Saranow


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in their respective capacities on this 27th day of June, 1997.

          Signature                                     Title
          ---------                                     -----

 /s/ Robert P. Maher
-----------------------------         Chairman of the Board, President, Chief
       Robert P. Maher                Executive Officer and Director (Principal
                                      Executive Officer)

 /s/ James F. Hillman                 Chief Financial Officer and Treasurer
-----------------------------         (Principal Financial Officer and Principal
      James F. Hillman                Accounting Officer)


 /s/ Gerald R. Lanz
-----------------------------         Director
       Gerald R. Lanz

 /s/ James T. Ruprecht
-----------------------------         Director
      James T. Ruprecht

 /s/ Peter B. Pond
-----------------------------         Director
        Peter B. Pond

 /s/ Mitchell H. Saranow
-----------------------------         Director
     Mitchell H. Saranow

     The Plan. Pursuant to the requirements of the Securities Act of 1933, The Metzler Group, Inc. Employee Stock Purchase Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Deerfield, State of Illinois, on the 27th day of June, 1997.


                                        By: /s/ Robert P. Maher
                                            ------------------------------------
                                            On behalf of the Committee

                                 EXHIBIT INDEX

Exhibit
Number                              Description of Exhibit
------                              ----------------------

 4.1           Amended and Restated Certificate of Incorporation of The Metzler
               Group, Inc.*

 4.2           By-Laws of The Metzler Group, Inc.*

 4.3           The Metzler Group, Inc. Employee Stock Purchase Plan

  5            Opinion of Sachnoff & Weaver, Ltd.

  23           Consent of KPMG Peat Marwick LLP

  24           Powers of Attorney (contained on the signature page hereto)

   * Incorporated by reference from the Registrant's Form S-1 Registration Statement No. 333-9019 as filed with the SEC on July 26, 1996.